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                                                                     Exhibit 4.5


                               SECOND AMENDMENT TO
                       HUTCHINSON TECHNOLOGY INCORPORATED
                                CREDIT AGREEMENT

     This Second Amendment (this "AMENDMENT") is entered into as of February 24, 1997 by and between HUTCHINSON TECHNOLOGY INCORPORATED (the "BORROWER") and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (in such capacity, the "AGENT") and Lender. The parties hereto agree as follows:

     WHEREAS, the Borrower, the Agent and the Lender have entered into that certain Credit Agreement dated as of December 8, 1995, as heretofore amended as of June 22, 1996 (as amended, the "AGREEMENT"); and

     WHEREAS, the parties thereto desire to amend the Agreement in certain respects more fully described hereinafter;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings attributed to them in the Agreement.

     2.   AMENDMENT OF AGREEMENT.  The Agreement is hereby amended as follows:

          2.1 Clause (i) of Section 6.16 (INVESTMENTS AND ACQUISITIONS) is deleted in its entirety and the following is inserted in lieu thereof:

          "(i) Obligations of, or fully guaranteed by, the United
               States of America maturing within two years from the date of acquisition thereof."

     3. REPRESENTATIONS AND WARRANTIES The Borrower hereby confirms and reaffirms that the representations and warranties contained in Article V of the Agreement are true and correct in all material respects as of the Effective Date (as defined in Paragraph 4 of this Amendment) except for changes reflecting transactions permitted by the Agreement or otherwise previously consented to by the Lenders, PROVIDED that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement," including, without limitation, such a reference included in the term "Loan Documents," shall be deemed to be a collective reference to the Agreement, this Amendment, and the Agreement as amended by this Amendment. A Default under and as defined in the Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the preceding sentence shall be materially false as of the date on which it was made.

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     4.   EFFECTIVE DATE.  This Amendment shall become effective as of the date first written above (the "EFFECTIVE DATE") upon receipt by the Agent of counterparts of this Amendment duly executed by the Borrower and the Agent and Lender.

     5. RATIFICATION. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to "this Agreement" (and all indirect references such as "hereby," "herein," "hereof" and "hereunder') shall be deemed to be references to the Agreement as amended by this Amendment.

     6. EXPENSES. The Borrower shall reimburse the Agent for any and all costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

     7. ENTIRE AGREEMENT. This Amendment, the Agreement as amended by this Amendment, and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings among the parties hereto relating to the subject matter hereof.

     8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one Amendment, and any parties hereto may execute this Amendment by signing any such counterpart.

     9. GOVERNING LAW. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association in the State of Illinois.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                   HUTCHINSON TECHNOLOGY INCORPORATED

                                   By  /s/ John A.Ingleman
                                     ----------------------------------------
                                     John A. Ingleman
                                     Chief Financial Officer

                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                     INDIVIDUALLY AND AS AGENT

                                   By  /s/ J. Garland Smith
                                     ----------------------------------------
                                     J. Garland Smith
                                     Managing Director


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